AMENDED AND RESTATED CHARTER
OF
FIRST HORIZON CORPORATION

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned Corporation adopts the following Amended and Restated Charter:

1. NAME.
The name of the Corporation shall be:
FIRST HORIZON CORPORATION.

2. DURATION.
The duration of the Corporation is perpetual.

3. ADDRESS.
The address of the principal office of the Corporation in the State of Tennessee shall be: 165 Madison Avenue, Memphis, Tennessee 38103.

4. PROFIT.
The Corporation is for profit.

5. PURPOSES AND POWERS.
The Corporation is organized: to conduct one or more financial services businesses, including any and all related, ancillary, or supportive businesses; to own other companies or enterprises (or interests therein) which conduct financial services businesses, including any and all related, ancillary, or supportive businesses; to engage in any lawful act or activity for which corporations may be organized now or hereafter under the Tennessee Business Corporation Act or other statutes or law of Tennessee; and for every other lawful purpose or purposes. Except as provided otherwise in this Restated Charter, the Corporation has each and every power enumerated in or permitted now or hereafter by the statutes or law of Tennessee, and all powers ancillary thereto.

6. SHARES.
The maximum number of shares which the Corporation shall have authority to issue is as follows:
(a) Seven Hundred Million (700,000,000) shares of common stock of a par value of $0.625 each; and
(b) Five Million (5,000,000) shares of preferred stock, having no par value.

FIRST HORIZON CORPORATION	Page 1	AM. & RESTATED CHARTER (2024)

7. [reserved]

8. [reserved]

9. COMMON STOCK.
The entire voting power of the Corporation shall be vested in the common stock; provided, however, that the Board of Directors is authorized by this Charter to issue, from time to time, serial preferred stock of the Corporation in one or more series each of which constitutes a separate class, and prior to issuance to fix and determine the distinguishing characteristics and rights, privileges and immunities of each such series. Such characteristics and rights, privileges and immunities may include, but are not limited to, the voting rights of such serial preferred stock, and such voting rights of such serial preferred stock may, if so determined by the Board of Directors prior to the issuance of such serial preferred stock, give to the holders of such serial preferred stock voting rights equal to, greater than or less than those of the holders of the common stock.

10. SERIAL PREFERRED STOCK.
The shares of any preferred class may be divided into and issued in series. If the shares of any such class are to be issued in series, then each series shall be so designated to distinguish the series thereof from all the shares of all other series and classes. All shares of the same series shall be identical. Any or all of the series of any class may vary in the relative rights and preferences as between the different series to the extent permitted by the statutes of Tennessee. The Board of Directors shall have the authority to divide any or all such classes into series and, within the limitation of the statutes and law of Tennessee, particularly Section 48-16-102 of the Tennessee Business Corporation Act or any successor provision thereto, fix and determine the relative rights and preferences of the shares of any series so established.
The Board of Directors is authorized to issue the preferred stock, without par value, in one or more series, from time to time with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors shall include, but not be limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (1) the number of shares and designation; (2) the dividend rate and whether dividends are to be cumulative; (3) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund for the purchase or redemption of such shares; (4) whether shares shall be convertible and, if so, the terms and provisions applying; (5) what voting rights are to apply, if any; and (6) what restrictions are to apply, if any, on the issue or re-issue of any additional preferred stock.

a.[reserved]
[Historical Note: In July 2021, the Corporation redeemed in full its Non-Cumulative Perpetual Preferred Stock, Series A, consisting of 1,000 shares issued January 2013. At redemption, such

FIRST HORIZON CORPORATION	Page 2	AM. & RESTATED CHARTER (2024)

shares were cancelled and reverted to authorized but unissued shares of preferred stock undesignated as to series.]

(b) 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B. Pursuant to the provisions of the Restated Charter of the Corporation and applicable law, a series of preferred stock, no par value, of the Corporation be and hereby is created and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
(1) Designation and Number of Shares
The designation of the series of preferred stock shall be “6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”). With respect to payment of dividends and distributions upon the Corporation’s liquidation, dissolution or winding up, the Series B Preferred Stock shall rank (i) senior to the Corporation’s common stock and any other class or series of preferred stock that by its terms ranks junior to the Series B Preferred Stock, (ii) equally with all existing and future series of preferred stock that the Corporation may issue that does not by its terms rank junior to the Series B Preferred Stock, including the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that it ranks senior to the Series B Preferred Stock (subject to any requisite consents required for the creation of such preferred stock ranking senior to the Series B Preferred Stock).The number of authorized shares of Series B Preferred Stock shall be 8,625. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors (or a duly authorized committee thereof) and by the filing of a certificate pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act stating that such increase or decrease, as the case may be, has been so authorized. The Corporation may from time to time, without notice to or the consent of holders of the Series B Preferred Stock, issue additional shares of Series B Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series B Preferred Stock.
(2) Standard Provisions
The Standard Provisions contained in Annex B attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Article 10(b) to the same extent as if such provisions had been set forth in full herein.

FIRST HORIZON CORPORATION	Page 3	AM. & RESTATED CHARTER (2024)

(3) Definitions
The following terms are used in this Article 10(b) (including the Standard Provisions in Annex B hereto) as defined below:
“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.
“Restated Charter” means the Restated Charter of the Corporation, as may be amended from time to time.
“Series A Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series A, of the Corporation.
“Series C Preferred Stock” means the 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation.
“Series D Preferred Stock” means the 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation.
“Series E Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation.

(c) 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C. Pursuant to the provisions of the Restated Charter of the Corporation and applicable law, a series of preferred stock, no par value, of the Corporation be and hereby is created and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
(1) Designation and Number of Shares.
The designation of the series of preferred stock shall be “6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C” (the “Series C Preferred Stock”). With respect to payment of dividends and distributions upon the Corporation’s liquidation, dissolution or winding up, the Series C Preferred Stock shall rank (i) senior to the Corporation’s common stock and any other class or series of preferred stock that by its terms ranks junior to the Series C Preferred Stock, (ii) equally with all existing and future series of preferred stock that does not by its terms so provide, including the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and (iii) junior to all existing and future indebtedness and other liabilities of the Corporation any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that it ranks senior to the Series C Preferred Stock (subject to any requisite consents prior to issuance).The number of authorized shares of Series C Preferred Stock shall be 5,750. That number from time to time may be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors (or a duly authorized committee thereof) and by the filing of a certificate pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act stating that such increase or decrease, as the case may be, has been so authorized. The Corporation may from time to time, without notice to or the consent of holders of the Series C

FIRST HORIZON CORPORATION	Page 4	AM. & RESTATED CHARTER (2024)

Preferred Stock, issue additional shares of Series C Preferred Stock, provided that if the additional shares are not fungible for U.S. federal income tax purposes with the initial shares of such series, the additional shares shall be issued under a separate CUSIP number. The additional shares would form a single series together with all previously issued shares of Series C Preferred Stock.
(2) Standard Provisions
The Standard Provisions contained in Annex C attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Article 10(c) to the same extent as if such provisions had been set forth in full herein.
(3) Definitions
The following terms are used in this Article 10(c) (including the Standard Provisions in Annex C hereto) as defined below:
“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.
“Restated Charter” means the Restated Charter of the Corporation, as may be amended from time to time.
“Series A Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series A, of the Corporation.
“Series B Preferred Stock” means the 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, of the Corporation.
“Series D Preferred Stock” means the 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation.
“Series E Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation.

(d) [reserved]
[Historical Note: On May 1, 2024, the Corporation redeemed in full its 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, consisting of 10,000 shares issued in July 2020 in connection with the Corporation’s merger with IBERIABANK Corporation. At redemption, such shares were cancelled and reverted to authorized but unissued shares of preferred stock undesignated as to series.]

(e) Non-Cumulative Perpetual Preferred Stock, Series E
(1) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Non-Cumulative Perpetual Preferred Stock, Series E” (hereinafter called “Series E Preferred Stock”) initially consisting of 1,725 shares. The number of shares constituting the Series E Preferred Stock may be increased from time to time by resolution of the Board of Directors, without the vote or consent of the holders of Series E Preferred Stock in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Charter, less all shares at the time authorized of any other series of Preferred Stock.

FIRST HORIZON CORPORATION	Page 5	AM. & RESTATED CHARTER (2024)

Shares of Series E Preferred Stock shall be dated the date of issue; provided, that any such additional shares of Series E Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code of 1986, as amended, or any successor provision, and such additional shares of Series E Preferred Stock are otherwise treated as fungible with the initial 1,725 shares of Series E Preferred Stock for U.S. federal income tax purposes. Shares of outstanding Series E Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall, after such redemption, purchase or acquisition, be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series until such shares are once more designated as part of a particular series by the Board of Directors.
(2) Standard Provisions. The Standard Provisions contained in Annex E attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Article 10(e) to the same extent as if such provisions had been set forth in full herein.
(3) Definitions. The following terms are used in this Article 10(e) (including the Standard Provisions in Annex E hereto) as defined below:
“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.
“Common Stock” means the common stock, par value $0.625 per share, of the Corporation.
“Dividend Payment Date” means each January 10, April 10, July 10 and October 10, commencing October 10, 2020; provided, however, that if any such date is not a Business Day, then such date shall nevertheless be a Dividend Payment Date but dividends on the Series E Preferred Stock, when, as and if declared, shall be paid on the next succeeding Business Day (without interest or any other adjustment in the amount of the dividend per share of Series E Preferred Stock).
“Junior Stock” means (A) the Common Stock and (B) any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series E Preferred Stock as to (i) payment of dividends and/or (ii) distributions upon the liquidation, dissolution or winding-up of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series A and the Series E Preferred Stock.
“Series A Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series A, of the Corporation.
“Series E Liquidation Amount” means $100,000 per share of Series E Preferred Stock.
(4) Certain Voting Matters. Holders of shares of Series E Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series E Preferred Stock are entitled to vote, including any action by written consent.

FIRST HORIZON CORPORATION	Page 6	AM. & RESTATED CHARTER (2024)

(f) Non-Cumulative Perpetual Preferred Stock, Series F
(1) Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “Non-Cumulative Perpetual Preferred Stock, Series F” (hereinafter called “Series F Preferred Stock”) initially consisting of 1,500 shares. The number of shares constituting the Series F Preferred Stock may be increased from time to time by resolution of the Board of Directors, without the vote or consent of the holders of Series F Preferred Stock in accordance with law up to the maximum number of shares of Preferred Stock authorized to be issued under the Restated Charter, less all shares at the time authorized of any other series of Preferred Stock. Shares of Series F Preferred Stock shall be dated the date of issue; provided, that any such additional shares of Series F Preferred Stock are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Internal Revenue Code of 1986, as amended, or any successor provision, and such additional shares of Series F Preferred Stock are otherwise treated as fungible with the initial 1,500 shares of Series F Preferred Stock for U.S. federal income tax purposes. Shares of outstanding Series F Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall, after such redemption, purchase or acquisition, be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series until such shares are once more designated as part of a particular series by the Board of Directors.
(2) Standard Provisions. The Standard Provisions contained in Annex F attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Article 10(f) to the same extent as if such provisions had been set forth in full herein.
(3) Definitions. The following terms are used in this Article 10(f) (including the Standard Provisions in Annex F hereto) as defined below:
“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof.
“Common Stock” means the common stock, par value $0.625 per share, of the Corporation.
“Dividend Payment Date” means each January 10, April 10, July 10 and October 10, commencing July 10, 2021; provided, however, that if any such date is not a Business Day, then such date shall nevertheless be a Dividend Payment Date but dividends on the Series F Preferred Stock, when, as and if declared, shall be paid on the next succeeding Business Day (without interest or any other adjustment in the amount of the dividend per share of Series F Preferred Stock).
“Junior Stock” means (A) the Common Stock and (B) any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series F Preferred Stock as to (i) payment of dividends and/or (ii) distributions upon the liquidation, dissolution or winding-up of the Corporation.

FIRST HORIZON CORPORATION	Page 7	AM. & RESTATED CHARTER (2024)

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series A, the Series B, the Series C, the Series D, the Series E and the Series F Preferred Stock.
“Series A Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series A, of the Corporation.
“Series B Preferred Stock” means the 6.625% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, of the Corporation.
“Series C Preferred Stock” means the 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, of the Corporation.
“Series D Preferred Stock” means the 6.100% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, of the Corporation.
“Series E Preferred Stock” means the Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation.
“Series F Liquidation Amount” means $100,000 per share of Series F Preferred Stock.
(4) Certain Voting Matters. Holders of shares of Series F Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series F Preferred Stock are entitled to vote, including any action by written consent.

(g) [reserved]
[Historical Note: The Corporation’s Non-Cumulative Perpetual Preferred Stock, Series G, consisting of 4,935.6945 shares, were issued on February 28, 2022. Effective June 26, 2023, the holder of such preferred shares converted all such preferred shares into a total of 19,742,776 shares of the Corporation’s common stock, par value $0.625 per share, in accordance with the former terms of Article 10(g) pursuant to which such preferred shares were issued. At conversion, such preferred shares were cancelled and reverted to authorized but unissued shares of preferred stock undesignated as to series.]

11. MANAGEMENT BY BOARD OF DIRECTORS.
(a)    All corporate powers shall be exercised by, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors may exercise all powers conferred or permitted by the statutes or law of Tennessee.
(b)    Without in any way limiting any of the objects or purposes or powers of the Board of Directors, whether primary or secondary, it is hereby expressly declared and provided that the Board of Directors shall have the power to remove any director for cause, within the meaning of applicable statutes or law of Tennessee, by a vote of a majority of the entire Board of Directors.

12. NUMBER, ELECTION AND TERMS OF DIRECTORS.
(a) The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time in the Bylaws of the Corporation. Any such determination shall continue in effect unless and until changed, but no such changes

FIRST HORIZON CORPORATION	Page 8	AM. & RESTATED CHARTER (2024)

shall affect the term of any director then in office. At the annual meeting of shareholders that is held in calendar year 2008, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2011; provided, however, that any director whose term expires at the 2008 annual meeting solely due to the operation of Section 48-18-105(d) of the Tennessee Business Corporation Act shall be elected for the remainder of the term of the class of directors to which he or she has been assigned. Commencing at the annual meeting of shareholders that is held in calendar year 2009, directors shall be elected annually for terms of one year, except that any director in office at the 2009 annual meeting whose term expires at the annual meeting of shareholders held in calendar year 2010 or 2011 shall continue to hold office until the end of the term for which such director was elected. In all cases, directors shall hold office until their respective successors are duly elected and qualified.
(b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or any other cause (except removal from office) shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Any vacancies on the Board of Directors resulting from removal from office may be filled by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock or, if the shareholders do not so fill such a vacancy, by a majority of the directors then in office. Directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock.
(c) The Bylaws or any Bylaw of the Corporation may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the directors then in office at any regular or special meeting of directors, or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose. Any provision of the Charter which is inconsistent with any provision of the Bylaws of the Corporation may be adopted only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose.
(d) Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Charter, the Bylaws of the Corporation or otherwise), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock shall be required to adopt any provisions inconsistent with, or to amend or repeal, this Article 12.
(e) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto.

FIRST HORIZON CORPORATION	Page 9	AM. & RESTATED CHARTER (2024)

13. VOTE REQUIREMENT FOR ELECTION OF DIRECTORS.
Except as provided in Article 12, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present, provided that if, as of (a) the expiration of the time fixed under Section 3.6 of the Corporation’s Bylaws (or any successor provision) for advance notice of nomination of a director by a shareholder or, (b) in the absence of any such provision, a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of positions on the Board of Directors to be filled by election at the meeting, the directors shall be elected by the vote of a plurality of the votes cast by the shares entitled to vote in the election at any such meeting. For purposes of this section, the “affirmative vote of a majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.

14. DIRECTOR LIABILITY.
No director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-302, or any successor provision thereto, of the Tennessee Business Corporation Act.

15. REGISTERED AGENT AND OFFICE.
The Corporation’s registered office is 165 Madison Avenue, Memphis, Shelby County, Tennessee 38103, and its registered agent at that office is Shannon M. Hernandez.

DATED: July 22, 2024

FIRST HORIZON CORPORATION

By: /s/ Shannon M. Hernandez
Shannon M. Hernandez, Corporate Secretary

FIRST HORIZON CORPORATION	Page 10	AM. & RESTATED CHARTER (2024)

ANNEX A

STANDARD PROVISIONS SERIES A

[RESERVED]
[Historical Note: In July 2021, the Corporation redeemed in full its Non-Cumulative
Perpetual Preferred Stock, Series A, consisting of 1,000 shares issued January 2013.
At redemption, such shares were cancelled and reverted to authorized but unissued shares of preferred stock undesignated as to series.]

FIRST HORIZON CORPORATION	Page A-1	AM. & RESTATED CHARTER ANNEX A

ANNEX B
STANDARD PROVISIONS SERIES B

Section 1.    Definitions.
As used herein with respect to Series B Preferred Stock:
(A) “Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.
(B) “Dividend Determination Date” shall have the meaning set forth in Section (2)(G) hereof.
(C) “Dividend Payment Dates” shall have the meaning set forth in Section (2)(B) hereof.
(D) “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, February 1, 2020 to, but excluding, the next succeeding Dividend Payment Date.
(E) “Fixed Period Dividend Payment Date” shall have the meaning set forth in Section (2)(B) hereof.
(F) “Floating Period Dividend Payment Date” shall have the meaning set forth in Section (2)(B) hereof.
(G) “Fixed Rate Period” shall have the meaning set forth in Section (2)(A) hereof.
(H) “Floating Rate Period” shall have the meaning set forth in Section (2)(A) hereof.
(I) “Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of the Corporation.
(J) “Liquidation Preference” shall mean $10,000 per share of Series B Preferred Stock.
(K) “London Banking Day” shall mean any day on which commercial banks are open dealings in deposits in U.S. dollars in the London interbank market.
(L) “Nonpayment” shall have the meaning set forth in Section (5)(B) hereof.
(M) “Optional Redemption” shall have the meaning set forth in Section (4)(A) hereof.
(N) “Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of the Corporation,

FIRST HORIZON CORPORATION	Page B-1	AM. & RESTATED CHARTER ANNEX B

which shall include the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and any class or series of the Corporation’s stock hereafter authorized that ranks on a par with the Series B Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(O) “Preferred Stock Directors” shall have the meaning set forth in Section (5)(B) hereof.
(P) “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series B Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series B Preferred Stock is outstanding.
(Q) “Regulatory Event Redemption” shall have the meaning set forth in Section (4)(B) hereof.
(R) “Spread” shall have the meaning set forth in Section (2)(A) hereof.
(S) “Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average of the quotations provided. Otherwise, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of

FIRST HORIZON CORPORATION	Page B-2	AM. & RESTATED CHARTER ANNEX B

the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period.
(T) “Voting Parity Stock” shall have the meaning set forth in Section (5)(B) hereof.
Section 2. Dividends.
(A) Holders of the Series B Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.625% per annum, for each semi-annual Dividend Period occurring from, and including, February 1, 2020 to, but excluding, August 1, 2025 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 426.2 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning August 1, 2025 (the “Floating Rate Period”).
(B) When, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof) (1) during the Fixed Rate Period, the Corporation shall pay cash dividends on the Series B Preferred Stock semi-annually, in arrears, on February 1 and August 1 of each year (each such date, a “Fixed Period Dividend Payment Date”), beginning on August 1, 2020, and, when, as and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof) and (2) during the Floating Rate Period, the Corporation shall pay cash dividends on the Series B Preferred Stock quarterly, in arrears, on February 1, May 1, August 1, and November 1 of each year, beginning on November 1, 2025 (each such date, a “Floating Period Dividend Payment Date,” and together with the Fixed Period Dividend Payment Dates, the “Dividend Payment Dates”). The Corporation shall pay cash dividends to the holders of record of shares of the Series B Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.
(C) If any Dividend Payment Date on or prior to August 1, 2025 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after August 1, 2025 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted.
(D) The Corporation shall calculate dividends on the Series B Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series B Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.

FIRST HORIZON CORPORATION	Page B-3	AM. & RESTATED CHARTER ANNEX B

(E) Dividends on the Series B Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series B Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend shall not accumulate, and the Corporation shall have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series B Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.
(F) Dividends on the Series B Preferred Stock shall accumulate from February 1, 2020 at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share. If the Corporation issues additional shares of the Series B Preferred Stock, dividends on those additional shares shall accumulate from the original issue date of those additional shares at the then-applicable dividend rate.
(G) The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series B Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the Transfer Agent. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period for the Series B Preferred Stock shall be final.
(H) So long as any share of Series B Preferred Stock remains outstanding:
(i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a stockholder rights plan or the redemption or repurchase of any rights under such a plan);
(ii) no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend

FIRST HORIZON CORPORATION	Page B-4	AM. & RESTATED CHARTER ANNEX B

Period, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series B Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.
(I) Except as provided below, for so long as any share of Series B Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of Series B Preferred Stock. To the extent that the Corporation declares dividends on the Series B Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and accumulated dividend payments due on the shares of Series B Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series B Preferred Stock that may be in arrears.
(J) Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series B Preferred Stock shall not be entitled to participate in such dividends.
Section 3. Liquidation Rights.
(A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series B Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

FIRST HORIZON CORPORATION	Page B-5	AM. & RESTATED CHARTER ANNEX B

(B) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series B Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.
(C) For the purposes of this Section (3), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series B Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series B Preferred Stock set forth herein.
Section 4. Redemption Rights.
(A) Subject to the further terms and conditions provided herein, the Corporation may redeem the Series B Preferred Stock, in whole or in part, at its option, for cash, on any Dividend Payment Date on or after August 1, 2025, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below. Dividends shall not accumulate on those shares of Series B Preferred Stock so redeemed on and after the applicable redemption date.
(B) In addition, the Corporation may, redeem the Series B Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below (a “Regulatory Event Redemption”).
(C) The redemption price for any redemption of Series B Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (i) $10,000 per share of Series B Preferred Stock, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
(D) Any notice given as provided in this Section (4) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series B Preferred Stock designated for redemption will not affect the redemption of any other shares of Series B Preferred Stock. Any notice provided to a holder of Series B Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (i) the redemption date, (ii) the redemption price, (iii) if fewer than all shares of Series B Preferred Stock are to be redeemed, the number of shares of Series B Preferred Stock to be redeemed and (iv) the

FIRST HORIZON CORPORATION	Page B-6	AM. & RESTATED CHARTER ANNEX B

manner in which holders of Series B Preferred Stock called for redemption may obtain payment of the redemption price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series B Preferred Stock is issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility.
(E) If notice of redemption of any shares of Series B Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock, then from and after the Redemption Date such shares of Series B Preferred Stock shall no longer be outstanding for any purpose, all dividends with respect to such shares of Series B Preferred Stock shall cease to accumulate from the Redemption Date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series B Preferred Stock redeemed pursuant to this Section (4) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series B Preferred Stock.
(F) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation (or a duly authorized committee thereof), determines to be fair and equitable, subject to the provisions hereof. The Board of Directors of the Corporation (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series B Preferred Stock may be redeemed from time to time.
(G) No holder of Series B Preferred Stock shall have the right to require the redemption of the Series B Preferred Stock.
Section 5. Voting Rights.
(A) Holders of Series B Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Tennessee Business Corporation Act.
(B) Whenever dividends payable on the Series B Preferred Stock or any other class or series of preferred stock ranking equally with the Series B Preferred Stock, including the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least three or more semi-annual or six or more quarterly Dividend Periods, as applicable, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series B Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series B Preferred Stock, including the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the

FIRST HORIZON CORPORATION	Page B-7	AM. & RESTATED CHARTER ANNEX B

Corporation on the terms set forth in this Section (5) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series B Preferred Stock are entitled to vote as described in this Section (5), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series B Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series B Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of the stockholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Corporation may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.
(C) The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section (5)(D). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series B Preferred Stock (together with holders of any Voting Parity Stock) to serve until the next annual meeting of the stockholders.
(D) When the Corporation has paid full dividends on the Series B Preferred Stock for the equivalent of at least two semi-annual or four quarterly Dividend Periods, as applicable, following a Nonpayment, then the right of the holders of Series B Preferred Stock to elect the Preferred Stock Directors set forth in this Section (5) shall cease (except as provided by law and subject always to the same provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series B Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (5), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock (together with holders of any Voting Parity Stock) when they have the voting rights described in Section (5)(B).
(E) So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66⅔% in voting power of the Series B Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or

FIRST HORIZON CORPORATION	Page B-8	AM. & RESTATED CHARTER ANNEX B

winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66⅔% in voting power of the Series B Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Restated Charter of the Corporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Series B Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series B Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series B Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series B Preferred Stock shall not be deemed to adversely affect the powers, preferences or special rights of the Series B Preferred Stock.
(F) Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series B Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (5)(F), and for that purpose shall have access to the stock register of the Corporation.
(G) Except as otherwise set forth in Section (5)(F) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Charter of the Corporation, the By-laws of the Corporation, and applicable laws and the rules of any national securities exchange or other trading facility on which Series B Preferred Stock is listed or traded at the time.
Section 6. Conversion Rights.
The holders of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.
Section 7. No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series B Preferred Stock.

FIRST HORIZON CORPORATION	Page B-9	AM. & RESTATED CHARTER ANNEX B

Section 8. No Preemptive or Subscription Rights.
No holder of Series B Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.
Section 9. No Other Rights.
The Series B Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Restated Charter of the Corporation or as otherwise required by applicable law.

FIRST HORIZON CORPORATION	Page B-10	AM. & RESTATED CHARTER ANNEX B

ANNEX C
STANDARD PROVISIONS SERIES C

Section 1. Definitions.
As used herein with respect to Series C Preferred Stock:
(A) “Business Day” shall mean (i) with respect to the Fixed Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed and (ii) with respect to the Floating Rate Period, any weekday in New York, New York that is not a day on which banking institutions in such city are authorized or required by law, regulation, or executive order to be closed, and additionally, is a London Banking Day.
(B) “Dividend Determination Date” shall have the meaning set forth in Section (2)(G) hereof.
(C) “Dividend Payment Dates” shall have the meaning set forth in Section (2)(B) hereof.
(D) “Dividend Period” shall mean the period from, and including, each Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which shall be the period from, and including, May 1, 2020 to, but excluding, the next succeeding Dividend Payment Date.
(E) “Fixed Rate Period” shall have the meaning set forth in Section (2)(A) hereof.
(F) “Floating Rate Period” shall have the meaning set forth in Section (2)(A) hereof.
(G) “Junior Stock” shall mean the Corporation’s common stock and any other class or series of the Corporation’s capital stock over which the Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of the Corporation.
(H) “Liquidation Preference” shall mean $10,000 per share of Series C Preferred Stock.
(I) “London Banking Day” shall mean any day on which commercial banks are open dealings in deposits in U.S. dollars in the London interbank market.
(J) “Nonpayment” shall have the meaning set forth in Section (5)(B) hereof.
(K) “Optional Redemption” shall have the meaning set forth in Section (4)(A) hereof.
(L) “Parity Stock” shall mean any class or series of the Corporation’s capital stock that ranks on a par with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of the Corporation, which shall include the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock and any other class or series of the Corporation’s stock hereafter authorized that ranks on a par with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

FIRST HORIZON CORPORATION	Page C-1	AM. & RESTATED CHARTER ANNEX C

(M) “Preferred Stock Directors” shall have the meaning set forth in Section (5)(B) hereof.
(N) “Regulatory Capital Treatment Event” shall mean a good faith determination by the Corporation that, as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series C Preferred Stock; (ii) proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preferred Stock; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preferred Stock, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full liquidation value of the Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy laws or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy laws or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding.
(O) “Regulatory Event Redemption” shall have the meaning set forth in Section (4)(B) hereof.
(P) “Spread” shall have the meaning set forth in Section (2)(A) hereof.
(Q) “Three-month LIBOR” shall mean the London interbank offered rate for deposits in U.S. dollars for a three month period, as that rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant Dividend Determination Date. If no offered rate appears on Reuters screen page “LIBOR01” (or any successor or replacement page) on the relevant Dividend Determination Date at approximately 11:00 a.m., London time, then the calculation agent, in consultation with the Corporation, shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time. If at least two quotations are provided, Three-month LIBOR shall be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the Calculation Agent in consultation with the Corporation shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the Dividend Determination Date for loans in U.S. dollars to leading European banks for a three month period for the applicable Dividend Period in an amount of at least $1,000,000. If three quotations are provided, Three-month LIBOR shall be the arithmetic average of the quotations provided. Otherwise, Three-month LIBOR for the next Dividend Period shall be equal to Three-month LIBOR in effect for the then-current Dividend Period or, in the case of the first Dividend Period in the Floating Rate Period, the most recent rate on which Three-month LIBOR could have been determined in accordance with the first sentence of this Section had the dividend rate been a floating rate during the Fixed Rate Period.
(R) “Voting Parity Stock” shall have the meaning set forth in Section (5)(B) hereof.

FIRST HORIZON CORPORATION	Page C-2	AM. & RESTATED CHARTER ANNEX C

Section 2. Dividends.
(A) Holders of the Series C Preferred Stock shall be entitled to receive, only when, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the Liquidation Preference, and no more, at a rate equal to (1) 6.60% per annum, for each quarterly Dividend Period occurring from, and including, May 1, 2020 to, but excluding, May 1, 2026 (the “Fixed Rate Period”), and (2) thereafter, Three-month LIBOR plus a spread of 492 basis points per annum (the “Spread”), for each quarterly Dividend Period beginning May 1, 2026 (the “Floating Rate Period”).
(B) When, as, and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof), the Corporation shall pay cash dividends on the Series C Preferred Stock quarterly, in arrears, on February 1, May 1, August 1, and November 1 of each year (each such date, a “Dividend Payment Date”), beginning on August 1, 2020, and, when, as and if declared by the Corporation’s Board of Directors (or a duly authorized committee thereof). The Corporation shall pay cash dividends to the holders of record of shares of the Series C Preferred Stock as such holders appear on the Corporation’s stock register on the applicable record date, which shall be the fifteenth calendar day before that Dividend Payment Date or such other record date fixed by our Board of Directors (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date.
(C) If any Dividend Payment Date on or prior to May 1, 2026 is a day that is not a Business Day, then the dividend with respect to that Dividend Payment Date shall instead be paid on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. If any Dividend Payment Date after May 1, 2026 is a day that is not a Business Day, then the Dividend Payment Date shall be the immediately succeeding Business Day unless such day falls in the next calendar month, in which case the Dividend Payment Date shall instead be the immediately preceding day that is a Business Day, and dividends will accumulate to the Dividend Payment Date as so adjusted.
(D) The Corporation shall calculate dividends on the Series C Preferred Stock for the Fixed Rate Period on the basis of a 360-day year of twelve 30-day months. The Corporation shall calculate dividends on the Series C Preferred Stock for the Floating Rate Period on the basis of the actual number of days in a Dividend Period and a 360-day year. Dollar amounts resulting from such calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.
(E) Dividends on the Series C Preferred Stock shall not be cumulative or mandatory. If the Corporation’s Board of Directors (or a duly authorized committee thereof) does not declare a dividend on the Series C Preferred Stock for any Dividend Period prior to the related Dividend Payment Date, that dividend shall not accumulate, and the Corporation shall have no obligation to pay a dividend for that Dividend Period at any time, whether or not dividends on the Series C Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.
(F) Dividends on the Series C Preferred Stock shall accumulate from May 1, 2020 at the then-applicable dividend rate on the liquidation preference amount of $10,000 per share. If the Corporation issues additional shares of the Series C Preferred Stock, dividends

FIRST HORIZON CORPORATION	Page C-3	AM. & RESTATED CHARTER ANNEX C

on those additional shares shall accumulate from the original issue date of those additional shares at the then-applicable dividend rate.
(G) The dividend rate for each Dividend Period in the Floating Rate Period shall be determined by the Calculation Agent using Three-month LIBOR as in effect on the second London Banking Day prior to the beginning of the Dividend Period, which date shall be the “Dividend Determination Date” for the relevant Dividend Period. The Calculation Agent then shall add Three-month LIBOR as determined on the Dividend Determination Date and the applicable Spread. Once the dividend rate for the Series C Preferred Stock is determined, the Calculation Agent shall deliver that information to the Corporation and the Transfer Agent. Absent manifest error, the Calculation Agent’s determination of the dividend rate for a Dividend Period for the Series C Preferred Stock shall be final.
(H) So long as any share of Series C Preferred Stock remains outstanding:
(i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock (other than a dividend payable solely in shares of Junior Stock or any dividend in connection with the implementation of a stockholder rights plan or the redemption or repurchase of any rights under such a plan);
(ii) no shares of Junior Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange for or conversion into Junior Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or pursuant to a contractually binding requirement to buy Junior Stock pursuant to a binding stock repurchase plan existing prior to the most recently completed Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation (other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such Parity Stock, through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, as a result of a reclassification of Parity Stock for or into other Parity Stock, or by conversion into or exchange for Junior Stock), during a Dividend Period, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Series C Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations shall not apply to purchases or acquisitions of the Corporation’s Junior Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of the Corporation’s subsidiaries heretofore or hereafter adopted.

FIRST HORIZON CORPORATION	Page C-4	AM. & RESTATED CHARTER ANNEX C

(I) Except as provided below, for so long as any share of Series C Preferred Stock remains outstanding, the Corporation shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Corporation has paid in full, or set aside payment in full, in respect of all accumulated dividends for all Dividend Periods for outstanding shares of Series C Preferred Stock. To the extent that the Corporation declares dividends on the Series C Preferred Stock and on any Parity Stock but cannot make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series C Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate dividend payments based on the ratio between the then current and accumulated dividend payments due on the shares of Series C Preferred Stock and (1) in the case of cumulative Parity Stock the aggregate of the accumulated and unpaid dividends due on any such Parity Stock and (2) in the case of non-cumulative Parity Stock the aggregate of the declared but unpaid dividends due on any such Parity Stock. No interest shall be payable in respect of any dividend payment on Series C Preferred Stock that may be in arrears.
(J) Subject to the foregoing conditions, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by the Corporation’s Board of Directors (or a duly authorized committee thereof), may be declared and paid on the Corporation’s common stock and any Junior Stock from time to time out of any funds legally available for such payment, and the holders of the Series C Preferred Stock shall not be entitled to participate in such dividends.
Section 3. Liquidation Rights.
(A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the Corporation’s assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to holders of common stock or any other Junior Stock, a liquidating distribution in the amount equal to the sum of (1) the Liquidation Preference, plus (2) the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. After payment of the full amount of the liquidating distributions to which they are entitled pursuant to the foregoing, the holders of Series C Preferred Stock shall have no right or claim to any remaining assets of the Corporation.
(B) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of Parity Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the holders of the Series C Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they respectively would be entitled.
(C) For the purposes of this Section (3), the merger or consolidation of the Corporation with or into any other entity or by another entity with or into the Corporation or

FIRST HORIZON CORPORATION	Page C-5	AM. & RESTATED CHARTER ANNEX C

the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation (for cash, securities or other consideration) shall not be deemed to constitute the liquidation, dissolution or winding up of the Corporation. If the Corporation enters into any merger or consolidation transaction with or into any other entity and the Corporation is not the surviving entity in such transaction, the Series C Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms identical to the terms of the Series C Preferred Stock set forth herein.
Section 4. Redemption Rights.
(A) Subject to the further terms and conditions provided herein, the Corporation may redeem the Series C Preferred Stock, in whole or in part, at its option, for cash, on any Dividend Payment Date on or after May 1, 2026, with not less than 30 days’ and not more than 60 days’ notice (“Optional Redemption”), subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below. Dividends shall not accumulate on those shares of Series C Preferred Stock so redeemed on and after the applicable redemption date.
(B) In addition, the Corporation may, redeem the Series C Preferred Stock, in whole but not in part, at its option, for cash, at any time within 90 days following a Regulatory Capital Treatment Event, subject to the approval of the appropriate federal banking agency, at the redemption price provided in Section (4)(C) below (a “Regulatory Event Redemption”).
(C) The redemption price for any redemption of Series C Preferred Stock, whether an Optional Redemption or Regulatory Event Redemption, shall be equal to (i) $10,000 per share of Series C Preferred Stock, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the date of redemption.
(D) Any notice given as provided in this Section (4) shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, and any defect in the notice or in the provision of the notice, to any holder of shares of Series C Preferred Stock designated for redemption will not affect the redemption of any other shares of Series C Preferred Stock. Any notice provided to a holder of Series C Preferred Stock shall be deemed given on the date provided, whether or not the holder actually receives the notice. A notice of redemption shall be given not less than 30 days and not more than 60 days prior to the date of redemption specified in the notice, and shall specify (i) the redemption date, (ii) the redemption price, (iii) if fewer than all shares of Series C Preferred Stock are to be redeemed, the number of shares of Series C Preferred Stock to be redeemed and (iv) the manner in which holders of Series C Preferred Stock called for redemption may obtain payment of the redemption price in respect of those shares. Notwithstanding anything to the contrary in this paragraph, if the Series C Preferred Stock is issued in book-entry form through The Depositary Trust Company or any other similar facility, notice of redemption may be given to the holders of Series C Preferred Stock at such time and in any manner permitted by such facility.
(E) If notice of redemption of any shares of Series C Preferred Stock has been given by the Corporation and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series C Preferred Stock, then from and after the Redemption Date such shares of Series C Preferred Stock shall

FIRST HORIZON CORPORATION	Page C-6	AM. & RESTATED CHARTER ANNEX C

no longer be outstanding for any purpose, all dividends with respect to such shares of Series C Preferred Stock shall cease to accumulate from the Redemption Date and all rights of the holders of such shares shall terminate, except the right to receive the Redemption Price, without interest. Series C Preferred Stock redeemed pursuant to this Section (4) or purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Corporation at any time as shares of any series of preferred stock other than as Series C Preferred Stock.
(F) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Corporation (or a duly authorized committee thereof), determines to be fair and equitable, subject to the provisions hereof. The Board of Directors of the Corporation (or a duly authorized committee thereof) shall have the full power and authority to prescribe the terms and conditions upon which such shares of Series C Preferred Stock may be redeemed from time to time.
(G) No holder of Series C Preferred Stock shall have the right to require the redemption of the Series C Preferred Stock.
Section 5. Voting Rights.
(A) Holders of Series C Preferred Stock shall not have any voting rights, except as set forth below or as otherwise required by the Tennessee Business Corporation Act.
(B) Whenever dividends payable on the Series C Preferred Stock or any other class or series of preferred stock ranking equally with the Series C Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal to, as to any class or series, the equivalent of at least six or more quarterly Dividend Periods, whether or not for consecutive Dividend Periods (a “Nonpayment”), the holders of outstanding shares of the Series C Preferred Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Series C Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, as to payment of dividends, and upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”), shall be entitled to vote for the election of two additional directors of the Board of Directors of the Corporation on the terms set forth in this Section (5) (and to fill any vacancies in the terms of such directorships) (the “Preferred Stock Directors”). Holders of all series of our Voting Parity Stock shall vote as a single class. In the event that the holders of the shares of the Series C Preferred Stock are entitled to vote as described in this Section (5), the number of members of the Corporation’s Board of Directors at that time shall be increased by two directors, and the holders of the Series C Preferred Stock shall have the right, as members of that class, to elect two directors at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series C Preferred Stock or any other series of Voting Parity Stock (unless such request is received less than 90 days before the date fixed for the Corporation’s next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or

FIRST HORIZON CORPORATION	Page C-7	AM. & RESTATED CHARTER ANNEX C

special meeting of the stockholders), provided that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the securities of the Corporation may at such time be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the Board of Directors of the Corporation include more than two Preferred Stock Directors.
(C) The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section (5)(D). In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the holders of the Series C Preferred Stock (together with holders of any Voting Parity Stock) to serve until the next annual meeting of the stockholders.
(D) When the Corporation has paid full dividends on the Series C Preferred Stock for the equivalent of at least four quarterly Dividend Periods, following a Nonpayment, then the right of the holders of Series C Preferred Stock to elect the Preferred Stock Directors set forth in this Section (5) shall cease (except as provided by law and subject always to the same provisions for the vesting of the special voting rights in the case of any future Nonpayment). Upon termination of the right of the holders of the Series C Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as set forth in this Section (5), the term of office of all Preferred Stock Directors then in office elected by only those holders shall terminate immediately. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock (together with holders of any Voting Parity Stock) when they have the voting rights described in Section (5)(B).
(E) So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of holders of at least 66 2/3% in voting power of the Series C Preferred Stock and any Voting Parity Stock, voting together as a single class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, authorize, create or issue any capital stock ranking senior to the Series C Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such shares of such capital stock or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock. Further, so long as any shares of the Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 66 2/3% in voting power of the Series C Preferred Stock, amend, alter or repeal any provision of these Articles of Amendment or the Restated Charter of the Corporation, including by merger, consolidation or otherwise, so as to affect the powers, preferences or special rights of the Series C Preferred Stock.
Notwithstanding the foregoing, (i) any increase in the amount of authorized common stock or authorized preferred stock, or any increase or decrease in the number of shares of any series of preferred stock, or the authorization, creation and issuance of other classes or series of capital stock, in each case ranking on parity with or junior to the shares of the Series

FIRST HORIZON CORPORATION	Page C-8	AM. & RESTATED CHARTER ANNEX C

C Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such powers, preferences or special rights and (ii) a merger or consolidation of the Corporation with or into another entity in which the shares of the Series C Preferred Stock (A) remain outstanding or (B) are converted into or exchanged for preference securities of the surviving entity or any entity, directly or indirectly, controlling such surviving entity and such new preference securities have powers, preferences and special rights that are not materially less favorable than the Series C Preferred Stock shall not be deemed to affect the powers, preferences or special rights of the Series C Preferred Stock.
(F) Notice for a special meeting to elect the Preferred Stock Directors shall be given in a similar manner to that provided in the Corporation’s By-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section (5)(F), and for that purpose shall have access to the stock register of the Corporation.
(G) Except as otherwise set forth in Section (5)(F) hereof, the rules and procedures for calling and conducting any meeting of the holders of Series C Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Charter of the Corporation, the By-laws of the Corporation, and applicable laws and the rules of any national securities exchange or other trading facility on which Series C Preferred Stock is listed or traded at the time.
Section 6. Conversion Rights.
The holders of Series C Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any interest or property in, the Corporation.
Section 7. No Sinking Fund.
No sinking fund shall be established for the retirement or redemption of Series C Preferred Stock.
Section 8. No Preemptive or Subscription Rights.
No holder of Series C Preferred Stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation that it may issue or sell.
Section 9. No Other Rights.
The Series C Preferred Stock shall not have any designations, preferences or relative, participating, optional or other special rights except as set forth herein or in the Company’s Restated Charter or as otherwise required by applicable law.

FIRST HORIZON CORPORATION	Page C-9	AM. & RESTATED CHARTER ANNEX C

ANNEX D

STANDARD PROVISIONS SERIES D
[RESERVED]
[Historical Note: On May 1, 2024, the Corporation redeemed in full its 6.100% Fixed-to-Floating
Non-Cumulative Perpetual Preferred Stock, Series D, consisting of 10,000 shares issued in
July 2020 in connection with the Corporation’s merger with IBERIABANK Corporation.
At redemption, such shares were cancelled and reverted to authorized but unissued shares of preferred stock undesignated as to series.]

FIRST HORIZON CORPORATION	Page D-1	AM. & RESTATED CHARTER ANNEX D

ANNEX E
STANDARD PROVISIONS SERIES E

Section 1. General Matters. Each share of Series E Preferred Stock shall be identical in all respects to every other share of Series E Preferred Stock. The Series E Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Articles of Amendment.
Section 2. Definitions. As used herein with respect to the Series E Preferred Stock:
“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
“Articles of Amendment” means the Articles of Amendment relating to the Series E Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
“Business Day” means each weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.
“Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.
“Dividend Parity Stock” means any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series E Preferred Stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis). The Series A Preferred Stock is a Dividend Parity Stock.
“Dividend Period” means each period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except that the initial Dividend Period shall commence on and include the Original Issue Date.
“Dividend Record Date” has the meaning specified in Section 3(a).
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Liquidation Junior Stock” means any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series E Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation.
“Liquidation Parity Stock” means any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series E Preferred Stock as to

FIRST HORIZON CORPORATION	Page E-1	AM. & RESTATED CHARTER ANNEX E

distributions upon the liquidation, dissolution or winding-up of the Corporation. The Series A Preferred Stock is a Liquidation Parity Stock.
“Liquidation Preference” means, with respect to any class or series of capital stock of the Corporation, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon the liquidation, dissolution or winding-up of the Corporation (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).
“Nonpayment Event” has the meaning set forth in Section 6(c)(i).
“Original Issue Date” means the first date on which any share of Series E Preferred Stock is issued and outstanding.
“Preferred Stock Director” has the meaning set forth in Section 6(c)(i).
“Redemption Date” has the meaning set forth in Section 5(b).
“Redemption Depository” has the meaning set forth in Section 5(e).
“Redemption Price” means an amount equal to the Series E Liquidation Amount plus the per share amount of any declared but unpaid dividends on the Series E Preferred Stock prior to the Redemption Date (but with no amount in respect of any dividends that have not been declared prior to the Redemption Date).
“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series E Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series E Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series E Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Series E Liquidation Amount of Series E Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable.
“Restated Charter” means the Restated Charter of the Corporation, as may be amended from time to time.
“Standard Provisions” means these Standard Provisions that form a part of the Articles of Amendment.
“Voting Parity Stock” means, with regard to any matter as to which the holders of Series E Preferred Stock are entitled to vote as specified in Section 6, any

FIRST HORIZON CORPORATION	Page E-2	AM. & RESTATED CHARTER ANNEX E

and all series of Dividend Parity Stock having voting rights equivalent to those described in Section 6(c). The Series A Preferred Stock is a Voting Parity Stock.
Section 3. Dividends.
(a) Rate and Payment. Holders of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of assets legally available therefor, non-cumulative cash dividends at a rate equal to 6.500% of the Series E Liquidation Amount per annum, payable in arrears, on each Dividend Payment Date with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date. Dividends that are payable on the Series E Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Series E Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, no more than 60 calendar days nor less than 10 calendar days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors (the “Dividend Record Date”). A Dividend Record Date established for the Series E Preferred Stock need not be a Business Day. Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. Dividends payable on Series E Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series E Preferred Stock.
(b) Dividends Non-Cumulative. Dividends on the Series E Preferred Stock will not be cumulative and will not be mandatory. If the Board of Directors does not declare a dividend on the Series E Preferred Stock in respect of a Dividend Period, then no dividend shall be deemed to have accrued for such Dividend Period, no dividend shall be payable on the related Dividend Payment Date, and the Corporation shall have no obligation to pay any dividend for such Dividend Period, whether or not the Board of Directors declares a dividend for any future Dividend Period with respect to the Series E Preferred Stock or at any future time with respect to any other class or series of the Corporation’s capital stock.
(c) Priority Regarding Dividends. So long as any share of Series E Preferred Stock remains outstanding, unless (A) the full dividends for the most recently completed Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series E Preferred Stock and (B) the Corporation is not in default on its obligation to redeem any shares of Series E Preferred Stock that have been called for redemption:
(i) no dividend shall be declared, paid or set aside for payment, and no distribution shall be declared, made or set aside for payment, on any Junior Stock, other than (1) a dividend payable solely in Junior Stock or (2) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan;
(ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) as a result of a reclassification of Junior Stock for or into other Junior Stock, (2) the exchange or conversion of Junior Stock for or into other Junior Stock, (3) through the use of the proceeds of a sale of other shares of Junior Stock within the

FIRST HORIZON CORPORATION	Page E-3	AM. & RESTATED CHARTER ANNEX E

preceding 180 days, (4) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the most recently completed Dividend Period, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), (6) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Junior Stock in the ordinary course of business, (8) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Junior Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and
(iii) no shares of Dividend Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such Dividend Parity Stock, (2) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (3) the exchange or conversion of Dividend Parity Stock for or into other Dividend Parity Stock, (4) through the use of the proceeds of a sale of other shares of Dividend Parity Stock within the preceding 180 days, (5) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity Stock existing prior to the most recently completed Dividend Period, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), (6) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Dividend Parity Stock in the ordinary course of business, (8) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Dividend Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation.

FIRST HORIZON CORPORATION	Page E-4	AM. & RESTATED CHARTER ANNEX E

When dividends are not paid in full upon the shares of Series E Preferred Stock and any Dividend Parity Stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series E Preferred Stock and the Dividend Parity Stock shall be shared (i) first ratably by the holders of any Dividend Parity Stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and thereafter (ii) ratably by the holders of Series E Preferred Stock and any Dividend Parity Stock, in proportion to the respective amounts of the declared and unpaid dividends relating to the current dividend period. To the extent a dividend period with respect to any Dividend Parity Stock coincides with more than one Dividend Period with respect to the Series E Preferred Stock, for purposes of the immediately preceding sentence the Board of Directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period with respect to the Series E Preferred Stock or in any manner that it deems to be fair and equitable. The term “dividend period” as used in this paragraph means such dividend periods as are provided for in the terms of any Dividend Parity Stock and, in the case of shares of Series E Preferred Stock, Dividend Periods applicable to shares of Series E Preferred Stock; and the term “dividend payment dates” as used in this paragraph means such dividend payment dates as are provided for in the terms of any Dividend Parity Stock and, in the case of shares of Series E Preferred Stock, Dividend Payment Dates applicable to shares of Series E Preferred Stock.
(d) Dividends Generally. Subject to Section 3(c), and not otherwise, dividends (payable in cash, securities or otherwise) as may be determined by the Board of Directors may be declared and paid on any class or series of Junior Stock or Dividend Parity Stock from time to time out of any assets legally available therefor, and the holders of Series E Preferred Stock shall not be entitled to participate in any such dividend. Holders of Series E Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.
(e) Limitations Under Applicable Law. Dividends on the Series E Preferred Stock shall not be declared, paid or set aside for payment, if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including any capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency).
Section 4. Liquidation.
(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series E Preferred Stock shall be entitled to receive out of assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to Series E Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any distribution of assets is made to holders of any Liquidation Junior Stock, a liquidating distribution in an amount equal to (i) the Series E Liquidation Amount plus (ii) the per share amount of any

FIRST HORIZON CORPORATION	Page E-5	AM. & RESTATED CHARTER ANNEX E

declared and unpaid dividends on the Series E Preferred Stock prior to the date of payment of such liquidating distribution (but without any amount in respect of dividends that have not been declared prior to such payment date). After payment of the full amount of such liquidating distribution, the holders of Series E Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.
(b) Partial Payment. In any distribution described in Section 4(a), if the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference to all holders of Series E Preferred Stock and all Liquidation Parity Stock, the amounts paid to the holders of Series E Preferred Stock and to the holders of all Liquidation Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the Series E Preferred Stock and all other series of Liquidation Parity Stock.
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series E Preferred Stock and the Liquidation Preference has been paid in full on all Liquidation Parity Stock, the holders of any Liquidation Junior Stock shall be entitled to receive all remaining assets of the Corporation or proceeds thereof according to their respective rights and preferences.
(d) Merger, Consolidation or Other Business Combination. For purposes of this Section 4, the merger, consolidation or other business combination of the Corporation with or into any other entity, or by another entity with or into the Corporation, including a merger, consolidation or other business combination in which the holders of Series E Preferred Stock receive cash, securities or property for their shares, or the sale, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation (for cash, securities or other property), shall not constitute a liquidation, dissolution or winding-up of the Corporation.
Section 5. Redemption.
(a) Mandatory Redemption; Sinking Fund. The Series E Preferred Stock is perpetual and has no maturity date. The Series E Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series E Preferred Stock shall not have the right to require the redemption or repurchase of the Series E Preferred Stock.
(b) Optional Redemption. The Corporation may, at its option through a resolution duly adopted by the Board of Directors, redeem the Series E Preferred Stock at a price per share equal to the Redemption Price (1) in whole or in part, from time to time, on any Dividend Payment Date on or after October 10, 2025, or (2) in whole, but not in part, at any time within 90 days following the occurrence of a Regulatory Capital Treatment Event. The Redemption Price shall be payable to the holder of any shares of Series E Preferred Stock redeemed on the date fixed for such redemption (the “Redemption Date”) against the surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series E Preferred Stock are issued in certificated form; provided that any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder of Series E Preferred Stock entitled to receive the Redemption Price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

FIRST HORIZON CORPORATION	Page E-6	AM. & RESTATED CHARTER ANNEX E

(c) Notice of Redemption. If any shares of Series E Preferred Stock are to be redeemed, a notice of redemption shall be given by first class mail to the holders of record of Series E Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation (provided that, if Series E Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Such notice shall be mailed at least 30 days and no more than 60 days before the applicable Redemption Date for such shares. Each such notice of redemption shall include a statement setting forth: (1) the Redemption Date for such shares of Series E Preferred Stock; (2) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; and (4) the place or places where the certificates evidencing shares of Series E Preferred Stock are to be surrendered for payment of the Redemption Price. Any notice of redemption mailed or otherwise delivered as provided in this Section 5(c) shall be conclusively presumed to have been duly given, whether or not any holder of Series E Preferred Stock receives such notice. Failure to duly give notice by mail or otherwise pursuant to this Section 5(c), or any defect in such notice or in the mailing or provision of such notice, to any holder of shares of Series E Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock.
(d) Partial Redemption. In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares of Series E Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation, through a resolution duly adopted by the Board of Directors, may determine to be fair and equitable.
(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date specified in such notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares of Series E Preferred Stock called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Corporation (the “Redemption Depository”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date all shares of Series E Preferred Stock called for redemption shall cease to be outstanding, all dividends with respect to such shares of Series E Preferred Stock shall cease to accrue after such Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Redemption Depository at any time after the applicable Redemption Date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Redemption Depository any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the applicable Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares of Series E Preferred Stock called for redemption shall thereafter, as unsecured general creditors of the Corporation, look only to the Corporation for the payment of an

FIRST HORIZON CORPORATION	Page E-7	AM. & RESTATED CHARTER ANNEX E

amount equivalent to the amount deposited as stated above for the redemption of such shares, but shall in no event be entitled to any interest.
(f) Limitations Under Applicable Law. If then required under the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System (or, if and as applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), any redemption of all or part of the Series E Preferred Stock is subject to the receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System (or such successor Appropriate Federal Banking Agency).
Section 6. Voting Rights.
(a) General. Except as provided below or as expressly required by law, the holders of shares of Series E Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock of the Corporation, and shall not be entitled to call a meeting of the holders of any series or class of capital stock of the Corporation for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock. Each holder of Series E Preferred Stock shall have one vote per share (except as set forth otherwise in this Section 6) on any matter on which holders of Series E Preferred Stock are entitled to vote, including when acting by written consent.
(b) Supermajority Voting Rights. So long as any shares of Series E Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Restated Charter, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series E Preferred Stock at the time outstanding and entitled to vote thereon, voting separately as a single class, shall be required to:
(i) authorize or increase the authorized amount of, or issue shares of, any class or series of capital stock of the Corporation ranking senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any such class or series of capital stock of the Corporation;
(ii) amend the provisions of the Restated Charter or Bylaws so as to materially and adversely affect the special powers, preferences, privileges or rights of Series E Preferred Stock, taken as a whole; or
(iii) consummate a binding share-exchange or reclassification involving the Series E Preferred Stock, or a merger or consolidation of the Corporation with or into another entity, unless the shares of Series E Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have terms that are not materially less favorable than those of the Series E Preferred Stock;
provided, however, that, for all purposes of this Section 6(b), the authorization, creation and issuance, or an increase in the authorized or issued amount of, Junior Stock or any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for Junior Stock or any series of Preferred Stock, that by its terms expressly provides that it ranks pari

FIRST HORIZON CORPORATION	Page E-8	AM. & RESTATED CHARTER ANNEX E

passu with the Series E Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon the liquidation, dissolution or winding-up of the Corporation shall not be deemed to materially and adversely affect the powers, preferences, privileges or rights of Series E Preferred Stock, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series E Preferred Stock.
(c) Election of Directors under Certain Circumstances.
(i) If and when dividends on the Series E Preferred Stock and any other class or series of Voting Parity Stock have not been declared and paid (i) in the case of the Series E Preferred Stock and any other class or series of Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of any class or series of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (each, a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series E Preferred Stock, together with the holders of any outstanding shares of Voting Parity Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series E Preferred Stock and any Voting Parity Stock for which dividends have not been paid; provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) and provided, further, that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).
(ii) In the event that the holders of Series E Preferred Stock and, if applicable, such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called by the Secretary of the Corporation or at the written request of the holders of record of at least 20% of the aggregate number of shares of Series E Preferred Stock and each other series of Voting Parity Stock which then have the right to exercise voting rights similar to those described above then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series E Preferred Stock or Voting Parity Stock,

FIRST HORIZON CORPORATION	Page E-9	AM. & RESTATED CHARTER ANNEX E

and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series E Preferred Stock may call such a meeting at the Corporation’s expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series E Preferred Stock holder shall have access to the Corporation’s stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as below provided.
(iii) When dividends have been paid in full on the Series E Preferred Stock and any and all series of non-cumulative Voting Parity Stock (other than the Series E Preferred Stock) for consecutive Dividend Periods equivalent to at least one year after a Nonpayment Event and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Series E Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to re-vesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series E Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
(iv) Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series E Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series E Preferred Stock and such Voting Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.
(d) Changes after Provision for Redemption. The voting rights provided in this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series E Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 5(e).
(e) Changes for Clarification. Without the consent of the holders of Series E Preferred Stock, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series E Preferred Stock:
(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Articles of Amendment that may be defective or inconsistent; or

FIRST HORIZON CORPORATION	Page E-10	AM. & RESTATED CHARTER ANNEX E

(ii) to make any provision with respect to matters or questions arising with respect to the Series E Preferred Stock that is not inconsistent with the provisions of this Articles of Amendment.
(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Charter, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series E Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a majority or other portion of the shares of Series E Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Series E Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the respective liquidation preference amounts of the shares of Series E Preferred Stock and Voting Parity Stock voted or covered by the consent.
Section 7. Conversion Rights. The holders of shares of Series E Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8. Preemptive Rights. The holders of shares of Series E Preferred Stock shall have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series E Preferred Stock may deem and treat the record holder of any share of Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 10. Notices. All notices or communications in respect of the Series E Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail or if giving in such other manner as may be permitted herein, in the Restated Charter or Bylaws or by applicable law. Delivery of a notice or communication to the Company will be effective upon receipt. Delivery of a notice or communication to holders of shares of Series E Preferred Stock will be effective upon, in the case of personal delivery, receipt or, in the case of mailing, deposit in the mail, postage prepaid. Notwithstanding the foregoing, if shares of Series E Preferred Stock or depositary shares representing an interest in shares of Series E Preferred Stock are issued in book-entry form through DTC, such notices may be given to the holders of the Series E Preferred Stock in any manner permitted by DTC.
Section 11. Stock Certificates. The Corporation may at its option issue shares of Series E Preferred Stock without certificates.

FIRST HORIZON CORPORATION	Page E-11	AM. & RESTATED CHARTER ANNEX E

Section 12. Other Rights. The Series E Preferred Stock shall not have any powers, preferences, privileges or rights other than as set forth herein or in the Restated Charter or as provided by applicable law.

FIRST HORIZON CORPORATION	Page E-12	AM. & RESTATED CHARTER ANNEX E

ANNEX F
STANDARD PROVISIONS SERIES F

Section 1. General Matters. Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock. The Series F Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Articles of Amendment.
Section 2. Definitions. As used herein with respect to the Series F Preferred Stock:
“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), or any successor provision.
“Articles of Amendment” means the Articles of Amendment relating to the Series F Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
“Business Day” means each weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.
“Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.
“Dividend Parity Stock” means any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series F Preferred Stock as to the payment of dividends (regardless whether such capital stock bears dividends on a non-cumulative or cumulative basis). Each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is a dividend parity stock.
“Dividend Period” means each period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except that the initial Dividend Period shall commence on and include the Original Issue Date.
“Dividend Record Date” has the meaning specified in Section 3(a).
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Liquidation Junior Stock” means any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with or senior to the Series F Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation.
“Liquidation Parity Stock” means any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series F Preferred Stock as to distributions upon the liquidation, dissolution or winding-up of the Corporation. Each

FIRST HORIZON CORPORATION	Page F-1	AM. & RESTATED CHARTER ANNEX F

of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is a Liquidation Parity Stock.
“Liquidation Preference” means, with respect to any class or series of capital stock of the Corporation, the amount otherwise payable upon such class or series of capital stock in connection with any distribution upon the liquidation, dissolution or winding-up of the Corporation (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and in the case of any holder of capital stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).
“Nonpayment Event” has the meaning set forth in Section 6(c)(i).
“Original Issue Date” means the first date on which any share of Series F Preferred Stock is issued and outstanding.
“Preferred Stock Director” has the meaning set forth in Section 6(c)(i).
“Redemption Date” has the meaning set forth in Section 5(b).
“Redemption Depository” has the meaning set forth in Section 5(e).
“Redemption Price” means an amount equal to the Series F Liquidation Amount plus the per share amount of any declared but unpaid dividends on the Series F Preferred Stock prior to the Redemption Date (but with no amount in respect of any dividends that have not been declared prior to the Redemption Date).
“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series F Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series F Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series F Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Series F Liquidation Amount of Series F Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable.
“Restated Charter” means the Restated Charter of the Corporation, as may be amended from time to time.
“Standard Provisions” means these Standard Provisions that form a part of the Articles of Amendment.
“Voting Parity Stock” means, with regard to any matter as to which the holders of Series F Preferred Stock are entitled to vote as specified in Section 6, any and all series of Dividend Parity Stock having voting rights equivalent to those described in Section 6(c). Each of the Series A Preferred Stock, Series B Preferred

FIRST HORIZON CORPORATION	Page F-2	AM. & RESTATED CHARTER ANNEX F

Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is a Voting Parity Stock.
Section 3. Dividends.
(a) Rate and Payment. Holders of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of assets legally available therefor, non-cumulative cash dividends at a rate equal to 4.70% of the Series F Liquidation Amount per annum, payable in arrears, on each Dividend Payment Date with respect to the Dividend Period (or portion thereof) ending on the day preceding such respective Dividend Payment Date. Dividends that are payable on the Series F Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Series F Preferred Stock as they appear on the Corporation's stock register on the applicable record date, which shall be the 15th calendar day before the applicable Dividend Payment Date, or such other record date, no more than 60 calendar days nor less than 10 calendar days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors (the “Dividend Record Date”). A Dividend Record Date established for the Series F Preferred Stock need not be a Business Day. Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. Dividends payable on Series F Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series F Preferred Stock.
(b) Dividends Non-Cumulative. Dividends on the Series F Preferred Stock will not be cumulative and will not be mandatory. If the Board of Directors does not declare a dividend on the Series F Preferred Stock in respect of a Dividend Period, then no dividend shall be deemed to have accrued for such Dividend Period, no dividend shall be payable on the related Dividend Payment Date, and the Corporation shall have no obligation to pay any dividend for such Dividend Period, whether or not the Board of Directors declares a dividend for any future Dividend Period with respect to the Series F Preferred Stock or at any future time with respect to any other class or series of the Corporation's capital stock.
(c) Priority Regarding Dividends. So long as any share of Series F Preferred Stock remains outstanding, unless (A) the full dividends for the most recently completed Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series F Preferred Stock and (B) the Corporation is not in default on its obligation to redeem any shares of Series F Preferred Stock that have been called for redemption:
(i) no dividend shall be declared, paid or set aside for payment, and no distribution shall be declared, made or set aside for payment, on any Junior Stock, other than (1) a dividend payable solely in Junior Stock or (2) any dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any rights under any such plan;
(ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) as a result of a reclassification of Junior Stock for or into other Junior Stock, (2) the exchange or conversion of Junior Stock for or into other Junior Stock, (3) through the use of the proceeds of a sale of other shares of Junior Stock within the

FIRST HORIZON CORPORATION	Page F-3	AM. & RESTATED CHARTER ANNEX F

preceding 180 days, (4) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the most recently completed Dividend Period, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), (6) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Junior Stock in the ordinary course of business, (8) purchases by any of the Corporation's broker-dealer subsidiaries of the Corporation's capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Junior Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and
(iii) no shares of Dividend Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series F Preferred Stock and such Dividend Parity Stock, (2) as a result of a reclassification of Dividend Parity Stock for or into other Dividend Parity Stock, (3) the exchange or conversion of Dividend Parity Stock for or into other Dividend Parity Stock, (4) through the use of the proceeds of a sale of other shares of Dividend Parity Stock within the preceding 180 days, (5) purchases of shares of Dividend Parity Stock pursuant to a contractually binding requirement to buy Dividend Parity Stock existing prior to the most recently completed Dividend Period, including under a contractually binding stock repurchase plan (including a so-called Rule 10b5-1(c) purchase plan), (6) the purchase of fractional interests in shares of Dividend Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Dividend Parity Stock in the ordinary course of business, (8) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Dividend Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation's subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation.

FIRST HORIZON CORPORATION	Page F-4	AM. & RESTATED CHARTER ANNEX F

When dividends are not paid in full upon the shares of Series F Preferred Stock and any Dividend Parity Stock, all dividends paid or declared for payment on a dividend payment date with respect to the Series F Preferred Stock and the Dividend Parity Stock shall be shared (i) first ratably by the holders of any Dividend Parity Stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and thereafter (ii) ratably by the holders of Series F Preferred Stock and any Dividend Parity Stock, in proportion to the respective amounts of the declared and unpaid dividends relating to the current dividend period. To the extent a dividend period with respect to any Dividend Parity Stock coincides with more than one Dividend Period with respect to the Series F Preferred Stock, for purposes of the immediately preceding sentence the Board of Directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one Dividend Period with respect to the Series F Preferred Stock or in any manner that it deems to be fair and equitable. The term “dividend period” as used in this paragraph means such dividend periods as are provided for in the terms of any Dividend Parity Stock and, in the case of shares of Series F Preferred Stock, Dividend Periods applicable to shares of Series F Preferred Stock; and the term “dividend payment dates” as used in this paragraph means such dividend payment dates as are provided for in the terms of any Dividend Parity Stock and, in the case of shares of Series F Preferred Stock, Dividend Payment Dates applicable to shares of Series F Preferred Stock.
(d) Dividends Generally. Subject to Section 3(c), and not otherwise, dividends (payable in cash, securities or otherwise) as may be determined by the Board of Directors may be declared and paid on any class or series of Junior Stock or Dividend Parity Stock from time to time out of any assets legally available therefor, and the holders of Series F Preferred Stock shall not be entitled to participate in any such dividend. Holders of Series F Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.
(e) Limitations Under Applicable Law. Dividends on the Series F Preferred Stock shall not be declared, paid or set aside for payment, if the Corporation fails to comply, or if and to the extent such act would cause the Corporation to fail to comply, with applicable laws and regulations, including any capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency).
Section 4. Liquidation.
(a) Voluntary or Involuntary Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Series F Preferred Stock shall be entitled to receive out of assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any securities ranking senior to Series F Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any distribution of assets is made to holders of any Liquidation Junior Stock, a liquidating distribution in an amount equal to (i) the Series F Liquidation Amount plus (ii) the per share amount of any declared and unpaid dividends on the Series F Preferred Stock prior to the date of payment of

FIRST HORIZON CORPORATION	Page F-5	AM. & RESTATED CHARTER ANNEX F

such liquidating distribution (but without any amount in respect of dividends that have not been declared prior to such payment date). After payment of the full amount of such liquidating distribution, the holders of Series F Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.
(b) Partial Payment. In any distribution described in Section 4(a), if the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference to all holders of Series F Preferred Stock and all Liquidation Parity Stock, the amounts paid to the holders of Series F Preferred Stock and to the holders of all Liquidation Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the Series F Preferred Stock and all other series of Liquidation Parity Stock.
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series F Preferred Stock and the Liquidation Preference has been paid in full on all Liquidation Parity Stock, the holders of any Liquidation Junior Stock shall be entitled to receive all remaining assets of the Corporation or proceeds thereof according to their respective rights and preferences.
(d) Merger, Consolidation or Other Business Combination. For purposes of this Section 4, the merger, consolidation or other business combination of the Corporation with or into any other entity, or by another entity with or into the Corporation, including a merger, consolidation or other business combination in which the holders of Series F Preferred Stock receive cash, securities or property for their shares, or the sale, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation (for cash, securities or other property), shall not constitute a liquidation, dissolution or winding-up of the Corporation.
Section 5. Redemption.
(a) Mandatory Redemption; Sinking Fund. The Series F Preferred Stock is perpetual and has no maturity date. The Series F Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The holders of the Series F Preferred Stock shall not have the right to require the redemption or repurchase of the Series F Preferred Stock.
(b) Optional Redemption. The Corporation may, at its option through a resolution duly adopted by the Board of Directors, redeem the Series F Preferred Stock at a price per share equal to the Redemption Price (1) in whole or in part, from time to time, on any Dividend Payment Date on or after July 10, 2026, or (2) in whole, but not in part, at any time within 90 days following the occurrence of a Regulatory Capital Treatment Event. The Redemption Price shall be payable to the holder of any shares of Series F Preferred Stock redeemed on the date fixed for such redemption (the “Redemption Date”) against the surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Series F Preferred Stock are issued in certificated form; provided that any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder of Series F Preferred Stock entitled to receive the Redemption Price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
(c) Notice of Redemption. If any shares of Series F Preferred Stock are to be redeemed, a notice of redemption shall be given by first class mail to the holders of record of Series F Preferred Stock to be redeemed at their respective last addresses appearing on the

FIRST HORIZON CORPORATION	Page F-6	AM. & RESTATED CHARTER ANNEX F

books of the Corporation (provided that, if Series F Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Such notice shall be mailed at least 30 days and no more than 60 days before the applicable Redemption Date for such shares. Each such notice of redemption shall include a statement setting forth: (1) the Redemption Date for such shares of Series F Preferred Stock; (2) the number of shares of Series F Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; and (4) the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the Redemption Price. Any notice of redemption mailed or otherwise delivered as provided in this Section 5(c) shall be conclusively presumed to have been duly given, whether or not any holder of Series F Preferred Stock receives such notice. Failure to duly give notice by mail or otherwise pursuant to this Section 5(c), or any defect in such notice or in the mailing or provision of such notice, to any holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock.
(d) Partial Redemption. In case of any redemption of only part of the shares of Series F Preferred Stock at the time outstanding, the shares of Series F Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation, through a resolution duly adopted by the Board of Directors, may determine to be fair and equitable.
(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date specified in such notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares of Series F Preferred Stock called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Corporation (the “Redemption Depository”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the Redemption Date all shares of Series F Preferred Stock called for redemption shall cease to be outstanding, all dividends with respect to such shares of Series F Preferred Stock shall cease to accrue after such Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Redemption Depository at any time after the applicable Redemption Date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Redemption Depository any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the applicable Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares of Series F Preferred Stock called for redemption shall thereafter, as unsecured general creditors of the Corporation, look only to the Corporation for the payment of an amount equivalent to the amount deposited as stated above for the redemption of such shares, but shall in no event be entitled to any interest.

FIRST HORIZON CORPORATION	Page F-7	AM. & RESTATED CHARTER ANNEX F

(f) Limitations Under Applicable Law. If then required under the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System (or, if and as applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), any redemption of all or part of the Series F Preferred Stock is subject to the receipt by the Corporation of any required prior approval by the Board of Governors of the Federal Reserve System (or such successor Appropriate Federal Banking Agency).
Section 6. Voting Rights.
(a) General. Except as provided below or as expressly required by law, the holders of shares of Series F Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock of the Corporation, and shall not be entitled to call a meeting of the holders of any series or class of capital stock of the Corporation for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock. Each holder of Series F Preferred Stock shall have one vote per share (except as set forth otherwise in this Section 6) on any matter on which holders of Series F Preferred Stock are entitled to vote, including when acting by written consent.
(b) Supermajority Voting Rights. So long as any shares of Series F Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or the Restated Charter, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series F Preferred Stock at the time outstanding and entitled to vote thereon, voting separately as a single class, shall be required to:
(i) authorize or increase the authorized amount of, or issue shares of, any class or series of capital stock of the Corporation ranking senior to the Series F Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of the Corporation, or issue any obligation or security convertible into or evidencing the right to purchase, any such class or series of capital stock of the Corporation;
(ii) amend the provisions of the Restated Charter or Bylaws so as to materially and adversely affect the special powers, preferences, privileges or rights of Series F Preferred Stock, taken as a whole; or
(iii) consummate a binding share-exchange or reclassification involving the Series F Preferred Stock, or a merger or consolidation of the Corporation with or into another entity, unless the shares of Series F Preferred Stock (i) remain outstanding or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have terms that are not materially less favorable than those of the Series F Preferred Stock;
provided, however, that, for all purposes of this Section 6(b), the authorization, creation and issuance, or an increase in the authorized or issued amount of, Junior Stock or any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for Junior Stock or any series of Preferred Stock, that by its terms expressly provides that it ranks pari passu with the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon the liquidation, dissolution or winding-up of the Corporation shall not be deemed to materially

FIRST HORIZON CORPORATION	Page F-8	AM. & RESTATED CHARTER ANNEX F

and adversely affect the powers, preferences, privileges or rights of Series F Preferred Stock, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series F Preferred Stock.
(c) Election of Directors under Certain Circumstances.
(i) If and when dividends on the Series F Preferred Stock and any other class or series of Voting Parity Stock have not been declared and paid (i) in the case of the Series F Preferred Stock and any other class or series of Voting Parity Stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of any class or series of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (each, a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series F Preferred Stock, together with the holders of any outstanding shares of Voting Parity Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series F Preferred Stock and any Voting Parity Stock for which dividends have not been paid; provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) and provided, further, that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).
(ii) In the event that the holders of Series F Preferred Stock and, if applicable, such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called by the Secretary of the Corporation or at the written request of the holders of record of at least 20% of the aggregate number of shares of Series F Preferred Stock and each other series of Voting Parity Stock which then have the right to exercise voting rights similar to those described above then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series F Preferred Stock or Voting Parity Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by applicable law. If the Secretary of the Corporation fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series F

FIRST HORIZON CORPORATION	Page F-9	AM. & RESTATED CHARTER ANNEX F

Preferred Stock may call such a meeting at the Corporation's expense solely for the election of the Preferred Stock Directors, and for this purpose only such Series F Preferred Stock holder shall have access to the Corporation's stock ledger. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as below provided.
(iii) When dividends have been paid in full on the Series F Preferred Stock and any and all series of non-cumulative Voting Parity Stock (other than the Series F Preferred Stock) for consecutive Dividend Periods equivalent to at least one year after a Nonpayment Event and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Series F Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to re-vesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series F Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
(iv) Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series F Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock and such Voting Parity Stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.
(d) Changes after Provision for Redemption. The voting rights provided in this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside in accordance with Section 5(e).
(e) Changes for Clarification. Without the consent of the holders of Series F Preferred Stock, so long as such action does not materially and adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series F Preferred Stock:
(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Articles of Amendment that may be defective or inconsistent; or
(ii) to make any provision with respect to matters or questions arising with respect to the Series F Preferred Stock that is not inconsistent with the provisions of this Articles of Amendment.
(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series F Preferred Stock (including, without

FIRST HORIZON CORPORATION	Page F-10	AM. & RESTATED CHARTER ANNEX F

limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Charter, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series F Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a majority or other portion of the shares of Series F Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Series F Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the respective liquidation preference amounts of the shares of Series F Preferred Stock and Voting Parity Stock voted or covered by the consent.
Section 7. Conversion Rights. The holders of shares of Series F Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8. Preemptive Rights. The holders of shares of Series F Preferred Stock shall have no preemptive rights with respect to any shares of the Corporation's capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series F Preferred Stock may deem and treat the record holder of any share of Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 10. Notices. All notices or communications in respect of the Series F Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail or if giving in such other manner as may be permitted herein, in the Restated Charter or Bylaws or by applicable law. Delivery of a notice or communication to the Company will be effective upon receipt. Delivery of a notice or communication to holders of shares of Series F Preferred Stock will be effective upon, in the case of personal delivery, receipt or, in the case of mailing, deposit in the mail, postage prepaid. Notwithstanding the foregoing, if shares of Series F Preferred Stock or depositary shares representing an interest in shares of Series F Preferred Stock are issued in book-entry form through DTC, such notices may be given to the holders of the Series F Preferred Stock in any manner permitted by DTC.
Section 11. Stock Certificates. The Corporation may at its option issue shares of Series F Preferred Stock without certificates.
Section 12. Other Rights. The Series F Preferred Stock shall not have any powers, preferences, privileges or rights other than as set forth herein or in the Restated Charter or as provided by applicable law.

FIRST HORIZON CORPORATION	Page F-11	AM. & RESTATED CHARTER ANNEX F

ANNEX G

STANDARD PROVISIONS SERIES G
[RESERVED]
[Historical Note: The Corporation’s Non-Cumulative Perpetual Preferred Stock, Series G, consisting of 4,935.6945 shares, were issued on February 28, 2022. Effective June 26, 2023, the holder of such preferred shares converted all such preferred shares into a total of 19,742,776 shares of the
Corporation’s common stock, par value $0.625 per share, in accordance with the former terms of Article 10(g) pursuant to which such preferred shares were issued. At conversion, such preferred shares were cancelled and reverted to authorized but unissued shares of preferred stock undesignated as to series.]

FIRST HORIZON CORPORATION	Page G-1	AM. & RESTATED CHARTER ANNEX G